UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement with GHS Investments

On March 26, 2026, Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments LLC (“GHS”) pursuant to which the Company agreed to sell to GHS, at the initial closing, fifty-nine (59) shares of Series D Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $59,000 (with $3,000 in legal fees reimbursable to GHS, which may be paid in cash or in shares of Series D Preferred Stock). Each share of Series D Preferred Stock has a stated value of $1,200 per share. At the initial closing on March 26, 2026, GHS purchased 59 shares of Series D Preferred Stock and was issued an additional six shares of Series D Preferred Stock as commitment shares. Subject to the terms of the SPA, including the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and satisfaction of applicable equity conditions, the Company may sell and GHS may purchase, at GHS's discretion, up to an additional 13 shares of Series D Preferred Stock in one or more additional closings at $1,000 per share. The Series D Preferred Stock accrues dividends at a rate of eight percent per annum of the stated value, paid quarterly in cash or, at the Company's discretion, in additional shares of Series D Preferred Stock.

In addition, pursuant to the SPA and at each closing, the Company agreed to issue to GHS warrants to purchase shares of the Company’s Common Stock equal to 50% of the number of Conversion Shares issuable upon conversion of the shares of Series D Preferred Stock purchased by GHS, with an exercise price equal to 115% of the closing bid price of the Common Stock on the trading day immediately preceding each issuance. At the initial closing on March 26, 2026, the Company issued to GHS a warrant to purchase up to 243,750,000 shares of Common Stock at an exercise price of $0.000161 per share, expiring on March 26, 2031. The warrants contain full-ratchet anti-dilution adjustment provisions and a beneficial ownership limitation of 4.99% (subject to increase to up to 9.99% upon notice by the holder).

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated by reference into this Item 3.02 herein.

The sales of Series D Preferred Stock and warrants were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, and were made without general solicitation or advertising. The purchaser represented that it was an “accredited investor” with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: April 2, 2026	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

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